The Private Shares Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Kevin Moss, Principal Executive Officer of The Private Shares Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Kevin Moss

Kevin Moss

President

(Principal Executive Officer)

Date: September 1, 2021

I, Jack Sweeney, Principal Financial Officer of The Private Shares Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jack Sweeney

Jack Sweeney

Principal Financial Officer

Date: September 1, 2021

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Private Shares Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to The Private Shares Fund and will be retained by The Private Shares Fund and furnished to the Securities and Exchange Commission or its staff upon request.